Exhibit 10.3


                         [FIRST BANKS, INC. LETTERHEAD]

                                December 24, 2008



[Name of Executive]
[Street Address]
[City, State  Zip]


Dear [Insert Name]:

     First Banks, Inc. (the "Company") anticipates entering into a Letter Agreement and Securities Purchase Agreement (collectively, the "Participation Agreement") with the United States Department of Treasury ("Treasury") that provides for the Company's participation in the Treasury's TARP Capital Purchase Program (the "CPP"). If the Company does not participate or ceases at any time to participate in the CPP, this letter shall be of no further force and effect.

     For the Company to participate in the CPP and as a condition to the closing of the investment contemplated by the Participation Agreement, the Company is required to establish specified standards for incentive compensation to its senior executive officers and to make changes to its compensation arrangements. To comply with these requirements, and in consideration of the benefits that you will receive as a result of the Company's participation in the CPP, you agree as follows:

     (1) No Golden Parachute Payments. The Company is prohibiting any golden parachute payment to you during any "CPP Covered Period." A "CPP Covered Period" is any period during which (A) you are a senior executive officer and (B) Treasury holds an equity or debt position acquired from the Company in the CPP.

     (2) Recovery of Bonus and Incentive Compensation. Any bonus and incentive compensation paid to you during a CPP Covered Period is subject to recovery or "clawback" by the Company if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

     (3) Compensation Program Amendments. Each of the Company's compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, "Benefit Plans") with respect to you is hereby amended to the extent necessary to give effect to provisions (1) and (2).

          In addition, the Company is required to review its Benefit Plans to ensure that they do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the Company. To the extent any such review requires revisions to any Benefit Plan with respect to you, you and the Company agree to negotiate such changes promptly and in good faith.

     (4) Definitions and Interpretation. This letter shall be interpreted as follows:

                    o "Senior executive officer" means the Company's "senior executive officers" as defined in subsection 111(b)(3) of EESA.

                    o "Golden parachute payment" is used with same meaning as in Section 111(b)(2)(C) of EESA.

                    o "EESA" means the Emergency Economic Stabilization Act of 2008 as implemented by guidance or regulation issued by the Department of Treasury and as published in the Federal Register on October 20, 2008.

                    o The term "Company" includes any entities treated as a single employer with the Company under 31 C.F.R. ss. 30.1(b) (as in effect on the Closing Date). You are also delivering a waiver pursuant to the Participation Agreement, and, as between the Company and you, the term "employer" in that waiver will be deemed to mean the Company as used in this letter.

                    o The term "CPP Covered Period" shall be limited by, and interpreted in a manner consistent with, 31 C.F.R. ss.
                         30.11 (as in effect on the Closing Date).

                    o Provisions (1) and (2) of this letter are intended to, and will be interpreted, administered and construed to, comply with Section 111 of EESA (and, to the maximum extent consistent with the preceding, to permit operation of the Benefit Plans in accordance with their terms before giving effect to this letter).

     (5) Miscellaneous. To the extent not subject to federal law, this letter will be governed by and construed in accordance with the laws of the State of Missouri. This letter may be executed in two or more counterparts, each of which will be deemed to be an original. A
          signature   transmitted  by  facsimile  will  be  deemed  an  original signature.

     The Board appreciates the concessions you are making and looks forward to your continued leadership during these financially turbulent times.

                                Yours sincerely,

                                FIRST BANKS, INC.


                                By:
                                   ----------------------------------------
                                Name: Peter D. Wimmer
                                Title: Senior Vice President, General Counsel and Corporate Secretary


Intending to be legally bound,
I agree with and accept the
foregoing terms on the date
set forth below


-------------------------------
[Insert Executive's Name]

Date:  December 24, 2008